Exhibit R

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

POWER OF ATTORNEY

GE Capital Life Assurance Company of New York, a New York Corporation (the “Company”) and its undersigned officers and directors, hereby nominate and appoint Thomas E. Duffy, Kelly L. Groh, Paul A. Haley, and Heather C. Harker (with full power to each of them to act alone) as his/her true and lawful attorney in fact and agent, for him/her and in his/her name and place in any and all capacities, to execute and sign all Registration Statements of the Company filed with the Securities and Exchange Commission on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940 and on Forms S-6 and N-6 and Form S-1 under the Securities Act of 1933 (including any and all pre and post effective amendments and any supplements thereto), and to file with the Securities and Exchange Commission all such Registration Statements, amendments, applications, exemptions and any supplements thereto, as well as any and all exhibits and other documents necessary or desirable to such Registration Statement, amendment or supplement, granting to such attorneys and each of them, full power and authority to do and perform each and every act necessary and/or appropriate as fully and with all intents and purposes as the Company itself and the undersigned officers and directors might or could do. The delegation of authority contained in this Power of Attorney shall continue in full force and effect until this Power of Attorney is amended or rescinded or superceded by further action of the officers and directors of the Company.

IN WITNESS WHEREOF, GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK has caused this power of attorney to be executed in its full name and by its President, Chief Financial Officer, Controller and attested by its Secretary, and the undersigned officers and directors have each executed such power of attorney, as of January 06, 2003.

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

By:	/s/ PAMELA S. SCHUTZ Pamela S. Schutz President and Chief Executive Officer

By:	/s/ KELLY L. GROH Kelly L. Groh Senior Vice President and Chief Financial Officer

By:	/s/ JOHN E. KARAFFA John E. Karaffa Vice President and Controller

Attest:	/s/ THOMAS E. DUFFY Thomas E. Duffy Senior Vice President, General Counsel and Secretary

(Signatures Continued on Next Page)

/s/ MARSHAL S. BELKIN Marshal S. Belkin	Director

/s/ RICHARD I. BYER Richard I. Byer	Director

/s/ JERRY S. HANDLER Jerry S. Handler	Director

/s/ ISIDORE SAPIR Isidore Sapir	Director

/s/ BERNARD M. EIBER Bernard M. Eiber	Director

/s/ GERALD A. KAUFMAN Gerald A. Kaufman	Director

/s/ PAMELA S. SCHUTZ Pamela S. Schutz	President, Chief Executive Officer and Director

/s/ LEON R. RODAY Leon R. Roday	Director

/s/ DAVID S. SLOANE David S. Sloane	Director

/s/ GEOFFREY S. STIFF Geoffrey S. Stiff	Director

/s/ THOMAS M. STINSON Thomas M. Stinson	Director

/s/ KELLY L. GROH Kelly L. Groh	Chief Financial Officer

/s/ PAUL A. HALEY Paul A. Haley	Director

/s/ FRANK T. GENCARELLI Frank T. Gencarelli	Director

/s/ JOHN E. KARAFFA John E. Karaffa	Controller